APOLLO GOLD ANNOUNCES BOUGHT DEAL PRIVATE
PLACEMENT FINANCING OF CDN$7,000,000

Denver, Colorado – August 6, 2008 – Apollo Gold Corporation (“Apollo” or the “Company”) (AMEX: AGT; TSX: APG) announces that it has entered into an agreement for a private placement financing pursuant to which Apollo proposes to sell 14,000,000 flow-through shares for purposes of the Income Tax Act (Canada) (“Flow Through Shares”) on a bought deal basis at CDN$0.50 per Flow Through Share to raise gross proceeds of CDN$7,000,000. Apollo has granted the underwriters an over-allotment option entitling them to acquire up to an additional 3,000,000 Flow Through Shares for gross proceeds of up to CDN$1,500,000 until the closing of the offering.

Apollo intends to use the gross proceeds of the private placement for the pre-strip of the Black Fox open pit mine and to incur Canadian Exploration Expenses (as defined under the Income Tax (Canada)) at its Black Fox project.

The private placement is scheduled to close on or about August 21, 2008 and is subject to certain conditions including, but not limited to, the receipt of all necessary regulatory approvals including the approval of the Toronto Stock Exchange and the American Stock Exchange.

The Flow Through Shares will be offered to residents of Canada pursuant to Regulation S of the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Flow Through Shares have not been registered under the Securities Act, and may not be offered or sold in the United States without registration or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Flow Through Shares would be subject to a four-month hold period in Canada.

This press release does not constitute an offer to sell, nor is it a solicitation of an offer to buy, securities.

Apollo Gold Corporation

Apollo is a gold mining and exploration company that operates the Montana Tunnels mine, which is a 50% joint venture with Elkhorn Tunnels, LLC, the Black Fox advanced stage development project in Ontario, Canada, and the Huizopa project, an early stage exploration project in the Sierra Madres in Chihuahua, Mexico.

Contact Information:
Investor Relations – Marlene Matsuoka
Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: info@apollogold.com	Website: www.apollogold.com

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditure, and exploration and development efforts. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. These statements include comments regarding the size and manner of the private placement, the use of proceeds and the anticipated closing date. These forward looking statements are subject to numerous risks, uncertainties and assumptions including unexpected changes in business and economic conditions, the results of current and future exploration activities, and other factors disclosed under the heading “Risk Factors” in Apollo’s Annual Report on Form 10-K for the year ended December 31, 2007 and elsewhere in documents that Apollo files from time to time with the Toronto Stock Exchange, the American Stock Exchange, the United States Securities and Exchange Commission and other regulatory authorities. There can be no assurance that future developments affecting the Company will be those anticipated by management. The forecasts contained in this press release constitute management's current estimates, as of the date of this press release, with respect to the matters covered thereby. Apollo disclaims any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.